UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): November 1, 2005
Cardinal Health, Inc.
(Exact Name of Registrant as Specified in its Charter)
Ohio
(State or Other Jurisdiction of Incorporation)

1-11373 (Commission File Number)	31-0958666 (IRS Employer Identification Number)
7000 Cardinal Place, Dublin, Ohio 43017
(Address of Principal Executive Offices, Including Zip Code)
(614) 757-5000
(Registrant’s Telephone Number, Including Area Code)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
2005 Long-Term Incentive Plan
     At the Cardinal Health, Inc. (the “Company”) annual meeting of shareholders held on November 2, 2005, the Company’s shareholders approved the Company’s 2005 Long-Term Incentive Plan (the “2005 Plan”). Under the 2005 Plan, the administrator of the plan may grant stock options, stock appreciation rights, stock awards, “other stock-based awards” (as defined in the 2005 Plan) and cash awards to employees. A total of 18,000,000 of the Company’s common shares, without par value (the “Common Shares”), are reserved for issuance under the 2005 Plan. A total of 6,000,000 Common Shares may be granted pursuant to stock appreciation rights, stock awards and other stock-based awards. The 2005 Plan provides that the maximum number of Common Shares that may be subject to awards granted to any employee in any fiscal year may not exceed 1,000,000. The maximum amount payable pursuant to that portion of a cash award earned with respect to any fiscal year to any employee may not exceed $7,500,000. Common Shares subject to awards that have been cancelled, expired, forfeited or settled in cash will be added back to the share reserve.
     The 2005 Plan may be administered by the Company’s Board of Directors (the “Board”), a committee appointed by the Board, or its delegate. The Board has designated the Human Resources and Compensation Committee (the “Compensation Committee”) as the administrator of the 2005 Plan. The administrator, in its discretion, selects the employees to whom awards may be granted, the time or times at which such awards are granted, and the terms of such awards. The 2005 Plan was effective immediately upon shareholder approval, and will terminate on November 2, 2015, unless the administrator terminates it earlier. The administrator may amend, alter or discontinue the 2005 Plan or any award agreement, but any material amendment will be subject to approval of the Company’s shareholders. The Company’s management will recommend to the Board that the Board, at its next regularly scheduled meeting, adopt a plan amendment requiring shareholder approval to reserve additional shares for issuance under the 2005 Plan.
     A more detailed description of the 2005 Plan appears in the proxy statement mailed to the Company’s shareholders in connection with the annual meeting held on November 2, 2005.
     The 2005 Plan is filed as Exhibit 10.01 to this report and the description of the plan in this report is qualified in its entirety by reference to the exhibit. Attached to this report as Exhibits 10.02 and 10.03 are forms of nonqualified stock option and restricted share units agreements under the 2005 Plan. Attached to this report as Exhibits 10.04 and 10.05 are forms of nonqualified stock option and restricted share units agreements under the 2005 Plan for employees residing in California.
Long-Term Incentive Cash Plan
     On August 2, 2005, the Compensation Committee established, pursuant to the 2005 Plan, a long-term incentive cash program covering the period from July 1, 2005 through June 30, 2008 (the “Cash Plan”), subject to Board approval (which was obtained on August 3, 2005) and to approval by the shareholders of the 2005 Plan (which, as noted above, was obtained on November 2, 2005). Certain of the Company’s executive officers and other managers will participate in the Cash Plan, and a maximum award and performance criteria necessary to permit payment under the Cash Plan were established on September 15, 2005. Such criteria relate to the achievement over the three-year performance period ending June 30, 2008 of a specified average level of the Company’s annual return on equity (determined in accordance with generally accepted accounting principles in the United States).

The Compensation Committee may exercise discretion to reduce the amount of actual awards under the Cash Plan to an amount less than the maximum amount payable under the objective performance criteria, and it is anticipated that such discretion may be exercised in part based upon the degree to which the Company achieves certain specified levels of net operating profit after taxes during the performance period.
Amendment to Retention Agreement with a Named Executive Officer
     On November 2, 2005, ALARIS Medical Systems, Inc. (“Alaris”), a subsidiary of the Company, entered into an amendment, effective as of the same date, to a retention agreement with David L. Schlotterbeck, Chairman and Chief Executive Officer – Clinical Technologies and Services. The retention agreement was originally entered into with Mr. Schlotterbeck on August 31, 2004 following the Company’s acquisition of Alaris in July 2004. The following is a summary of the material terms of the amendment.
     Under the original retention agreement, if Mr. Schlotterbeck remains employed by Alaris, the Company or one of the Company’s affiliates through June 28, 2006, he will be entitled to a retention bonus (the “Retention Bonus”) in an amount equal to the greater of (a) $2,172,000, or (b) the sum of (i) 200% of his annual base salary effective as of June 28, 2006, and (ii) 200% of his target bonus for the fiscal year ending June 30, 2006. The amendment provides that if the Retention Bonus is earned, it will be paid (with interest accruing from June 28, 2006 through the deferred payment date at the rate of 6.0%) as soon as practicable following the first to occur of (x) Mr. Schlotterbeck’s death, or (y) within 15 days following the first date after June 30, 2008 on which Mr. Schlotterbeck could be paid the Retention Bonus without the Company being subject to the limitations on deductibility imposed by Section 162(m) of the Internal Revenue Code of 1986, as amended.
     Under the amendment, in the event that Mr. Schlotterbeck terminates employment on or subsequent to January 25, 2008 (during the fiscal year concluding on June 30, 2008), he will be entitled to receive a prorated annual bonus payment and a prorated cash payout under any then-applicable cash incentive plan in which he is then participating. The amendment also has the effect of extending through January 25, 2008 the period during which certain termination events would trigger certain non-cash severance benefits, including outplacement services, welfare benefits continuation and vesting of accrued but unvested benefits under certain qualified and non-qualified retirement and deferred compensation plans.
     The amendment is filed as Exhibit 10.06 to this report and the description of the amendment in this report is qualified in its entirety by reference to the exhibit. Except as amended by the amendment, Mr. Schlotterbeck’s original retention agreement remains in full force and effect.
Director Annual Equity Award Grants
     On November 2, 2005, each non-management member of the Company’s Board received an annual equity award grant of (1) options to purchase, in the aggregate, 3,398 Common Shares and (2) 485 restricted share units (“RSUs”). Each option has an exercise price of $61.79 per share (the closing price of the Common Shares on November 2, 2005), a one-year vesting period and a seven-year term. Each RSU award has a one-year vesting period and is payable in Common Shares. The options were granted under the Company’s Amended and Restated Equity Incentive Plan, as amended (the “EIP”), and the Amended and Restated Outside Directors Equity Incentive Plan (the “ODEIP”). The RSU awards were granted under the ODEIP. Mr. Darden received an initial equity award of an option and RSUs in the same amounts and on the same terms as the annual equity award grants to non-management directors.

     Attached to this report as Exhibit 10.07 is a form of directors’ nonqualified stock option agreement under the EIP. Attached to this report as Exhibits 10.08 and 10.09 are forms of directors’ nonqualified stock option and directors’ restricted share units agreements under the ODEIP.
Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers
(d)
     On November 2, 2005, the Board elected Calvin Darden to the Board for a term that expires at the Company’s 2007 annual meeting of shareholders. Mr. Darden served as Senior Vice President, U.S. Operations and as a Director of United Parcel Service, Inc. (“UPS”) until he retired from his positions with UPS earlier this year. Mr. Darden is currently a director of Target Corporation and Coca-Cola Enterprises, Inc. Mr. Darden was elected as a member of the Compensation Committee.
Item 7.01 Regulation FD Disclosure
     In connection with the annual meeting of shareholders and the Board’s electing a new director and declaring a dividend, the Company issued a press release on November 2, 2005, which is being furnished as Exhibit 99.01 to this report.
Item 9.01 Financial Statements and Exhibits
(c) Exhibits
10.01	2005 Long-Term Incentive Plan.

10.02	Form of Nonqualified Stock Option Agreement under the 2005 Long-Term Incentive Plan.

10.03	Form of Restricted Share Units Agreement under the 2005 Long-Term Incentive Plan.
10.04	Form of Nonqualified Stock Option Agreement under the 2005 Long-Term Incentive Plan for residents of California.
10.05	Form of Restricted Share Units Agreement under the 2005 Long-Term Incentive Plan for residents of California.
10.06	First Amendment to the Retention Agreement between ALARIS Medical Systems, Inc. and David L. Schlotterbeck, dated and effective as of November 2, 2005.
10.07	Form of Directors’ Nonqualified Stock Option Agreement under the Amended and Restated Equity Incentive Plan, as amended.
10.08	Form of Directors’ Nonqualified Stock Option Agreement under the Amended and Restated Outside Directors Equity Incentive Plan.
10.09	Form of Directors’ Restricted Share Units Agreement under the Amended and Restated Outside Directors Equity Incentive Plan.
99.01	Press release issued by the Company on November 2, 2005, and furnished under this report.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cardinal Health, Inc.
(Registrant)

Date: November 7, 2005	By:	/s/ Ivan K. Fong

		Name:	Ivan K. Fong
		Title:	Executive Vice President, Chief Legal
Officer and Secretary

EXHIBIT INDEX
10.01	2005 Long-Term Incentive Plan.

10.02	Form of Nonqualified Stock Option Agreement under the 2005 Long-Term Incentive Plan.

10.03	Form of Restricted Share Units Agreement under the 2005 Long-Term Incentive Plan.

10.04	Form of Nonqualified Stock Option Agreement under the 2005 Long-Term Incentive Plan for residents of California.

10.05	Form of Restricted Share Units Agreement under the 2005 Long-Term Incentive Plan for residents of California.

10.06	First Amendment to the Retention Agreement between ALARIS Medical Systems, Inc. and David L. Schlotterbeck, dated and effective as of November 2, 2005.

10.07	Form of Directors’ Nonqualified Stock Option Agreement under the Amended and Restated Equity Incentive Plan, as amended.

10.08	Form of Directors’ Nonqualified Stock Option Agreement under the Amended and Restated Outside Directors Equity Incentive Plan.

10.09	Form of Directors’ Restricted Share Units Agreement under the Amended and Restated Outside Directors Equity Incentive Plan.

99.01	Press release issued by the Company on November 2, 2005, and furnished under this report.